Exhibit 99.4

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/tomo Use the Internet to vote your proxy until 11:59 p.m. (CT) on [DATE ONE DAY BEFORE MEETING].

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on [DATE ONE DAY BEFORE MEETING].

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.

To approve and adopt the Agreement and Plan of Merger, dated as of March 6, 2011, by and among Accuray Incorporated, TomoTherapy Incorporated and Jaguar Acquisition, Inc., as it may be amended from time to time.

	☐ For	☐ Against	☐ Abstain

2.

To adjourn the special meeting to a later date or time, if necessary or appropriate, for the purpose of soliciting additional proxies in the event there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement.

	☐ For	☐ Against	☐ Abstain

Note: In accordance with their discretion, to vote upon all other matters that may properly come before the special meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TOMOTHERAPY INCORPORATED

SPECIAL MEETING OF SHAREHOLDERS

[DAY], [DATE], 2011

[__] a.m. Central Daylight Time

Company’s Administrative Office

1212 Deming Way

Madison, Wisconsin 53717

TomoTherapy Incorporated 1240 Deming Way Madison, Wisconsin 53717	proxy

Proxy for Special Meeting of Shareholders of TomoTherapy Incorporated – [DATE], 2011
This Proxy is Solicited on Behalf of the Board of Directors of TomoTherapy Incorporated

The undersigned shareholder of TomoTherapy Incorporated, revoking any proxy previously given, hereby constitutes and appoints BRENDA S. FURLOW and THOMAS E. POWELL, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of common stock of TomoTherapy Incorporated held of record by the undersigned on [RECORD DATE], 2011 at the special meeting of shareholders of TomoTherapy Incorporated to be held at the Company’s administrative office located at 1212 Deming Way, Madison, Wisconsin, 53717, on [DATE], 2011, at [___] a.m. Central Daylight Time, and at any adjournment(s) or postponement(s) thereof.

Unless a contrary direction is indicated, this Proxy will be voted FOR the proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 6, 2011 (as it may be amended from time to time, the “merger agreement”), by and among Accuray Incorporated, TomoTherapy Incorporated and Jaguar Acquisition, Inc., FOR a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, for the purpose of soliciting additional proxies in the event there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement and in accordance with the judgment of the proxyholder as to the best interests of TomoTherapy Incorporated upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL

THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

See reverse side for voting instructions.